Exhibit 99.2

Contact:	James Babski GHL Acquisition Corp. jbabski@greenhill.com +1-212-372-4180

GHL Acquisition Corp. Announces Additional Share Repurchase Agreements

•	399,300 additional common shares to be repurchased at closing
•	Total of 16,325,196 common shares now subject to repurchase agreements
•	Repurchased shares to be voted in favor of Iridium acquisition
•	No further share repurchase agreements anticipated prior to closing of Iridium acquisition

NEW YORK, September 14,  2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS) announced today that it has entered into additional agreements with certain holders of its common stock as a result of which an additional 399,300 shares of GHL Acquisition common stock will be repurchased upon closing of its acquisition of Iridium Holdings LLC (“Iridium”).  The aggregate number of GHL Acquisition common shares subject to repurchase agreements now totals 16,325,196.  The agreements provide that the shares will be repurchased for a price per share equal to the greater of $10.10 per share and the price per share at which GHL Acquisition common stock are sold in a future public offering.  The sellers of the shares have also granted GHL Acquisition a proxy over the shares to be repurchased, and GHL Acquisition intends to vote the repurchased shares in favor of the acquisition of Iridium at the special meeting of shareholders scheduled for September 23, 2009. The aggregate number of shares now subject to these agreements represents approximately 40.8% of the 40 million shares of common stock eligible to vote on the acquisition proposal at the special meeting.  The repurchases of the shares are subject to the closing of the Iridium acquisition and GHL Acquisition intends to use the proceeds of a future offering of common stock to finance these repurchases.

GHL Acquisition does not plan to enter into further share repurchase agreements prior to the closing of its acquisition of Iridium.

The special meeting of shareholders of GHL Acquisition to vote on the Iridium acquisition is scheduled for September 23, 2009, and the proxy statement describing the meeting has been mailed to holders of record of GHL Acquisition common stock as of August 27, 2009.  Copies of the proxy statement can be obtained from MacKenzie Partners, Inc., by calling 800-322-2885, or from the SEC’s website at www.sec.gov.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill, GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.